UNITED STATES

                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549

                                 FORM 8K

                             CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934

                     Date of Report: July 30, 1996


                       FARM FAMILY HOLDINGS, INC.

 A Delaware Corporation  Commission File No. 1-11941    IRS No. 14-1789227

             344 Route 9W, Glenmont, New York  12077-2910
            Registrant's telephone number:  (518) 431-5000

Item 5.  Other Events


	On July 30, 1996, Farm Family Holdings, Inc. issued a press release announcing results of operations for the second quarter and the first six months of 1996.


Item 7.  Financial Statements and Exhibits


The following exhibits are filed as part of this report:

Exhibit Index

Exhibit 99 - Press Release dated July 30, 1996



                               Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  	 	FARM FAMILY HOLDINGS, INC.
                                            (Registrant)


    July 30, 1996 	 	                   /s/ Philip P. Weber
       (Date)                  	 	        Philip P. Weber
                                         President and CEO

FOR IMMEDIATE RELEASE

                              FOR:     Farm Family Holdings, Inc.

                              CONTACT: Timothy A. Walsh  (518) 431 - 5410

	Glenmont, New York, July 30, 1996 - Farm Family Holdings, Inc. (NYSE symbol: FFH) today announced results of operations for the second quarter and the first six months of 1996. Operating earnings for the second quarter of 1996 increased 13.8% to $2.5 million in the second quarter of 1996 compared to $2.2 million for the same period in 1995. On a per share basis, operating earnings for the second quarter of 1996 increased to $0.84 per share compared to $0.74 for the same quarter in 1995. Operating earnings for the six month period ended June 30, 1996 were $1.10 per share compared to $1.70 per share for the same period in 1995. Operating earnings exclude the impact of realized capital gains and losses and extraordinary items.

	Premium revenue increased 10.2% to $32.2 million for the second quarter of 1996 compared to $29.2 million for the same period in 1995 primarily as a result of the increased penetration into the Northeastern agribusiness market. In addition, net written premiums increased 7.1% to $36.1 million for the second quarter of 1996 compared to $33.8 million for the same period in 1995.
Loss and loss adjustment expenses declined to 71.6% of premium revenue for the second quarter of 1996 compared to 73.6% for the same period in 1995. Net investment income for the second quarter of 1996 increased to $3.6 million compared to $3.5 million for the same period in 1995.

	Net income for the second quarter of 1996 was $1.6 million compared to $2.1 million for the same period in 1995. The second quarter of 1996 included certain nonrecurring expenses totaling $0.9 million related to the Company's conversion from a mutual company to a stockholder owned company.

	For the six months ended June 30, 1996, premium revenue increased 11.9% to $63.9 million compared to $57.1 million for the same period in 1995. Net written premiums increased 8.5% to $68.9 million compared to $63.5 million for the same period in 1995. Loss and loss adjustment expenses were 76.3% of premium revenue for the six months ended June 30, 1996 compared to 71.3% for the same period in 1995. The increase in the loss and loss adjustment expense ratio was primarily attributable to weather related losses experienced in the Northeastern United States during the first quarter of 1996. Loss and loss adjustment expenses believed to be weather related were approximately $8.7 million for the six months ended June 30, 1996 compared to $2.2 million for the same period in 1995. Operating earnings decreased to $3.3 million for the six months ended June 30, 1996 compared to $5.1 million for the same period in 1995. Net investment income increased to $7.5 million for the six months ended June 30, 1996 compared to $7.0 million for the same period in 1995.

                              ***MORE***

 Net income for the six months ended June 30, 1996 was $1.9 million compared to $5.0 million for the same period in 1995. The results for the six months ended June 30, 1996 included abnormally high weather related losses incurred in the first quarter of 1996 and certain nonrecurring expenses totaling $1.4 million related to the Company's conversion from a mutual company to a stockholder owned company.

	Book value per share at June 30, 1996 decreased to $23.67 from $24.72 at December 31, 1995. Excluding the mark-to-market adjustment pursuant to SFAS 115, book value per share at June
30, 1996 increased to $22.37 from $21.72 at December 31, 1995.

	On July 26, 1996, Farm Family Holdings, Inc. completed its initial public offering of 2,470,000 shares of its common stock at a price of $16 per share. Concurrent with the consummation of the Company's initial public offering, Farm Family Mutual Insurance Company converted from a mutual company to a stockholder owned company. Farm Family Mutual was renamed Farm Family Casualty Insurance Company and became a wholly-owned subsidiary of Farm Family Holdings, Inc.

	In addition to the 2,470,000 shares sold in the initial public offering and the 315,826 shares sold in the underwriters' over allotment, the Company distributed 2,253,878 shares to policyholders and surplus note holders, and sold 214,174 shares in a subscription offering. As a result, the Company currently has 5,253,878 shares outstanding.

	Farm Family Casualty is a regional, specialized property and casualty insurer of farms, agricultural-related businesses and residents of rural and suburban communities.


                                ***MORE***

                          FARM FAMILY HOLDINGS, INC.
                 Condensed Consolidated Statements of Income
                              ($ in thousands)
                                (Unaudited)


                                  Three Months Ended       Six Months Ended
                                        June 30,                June 30,
                                   1995        1996         1995       1996
                                ----------------------  ---------------------
Revenues:

Premiums                          $29,211     $32,190     $57,063     $63,866
Net investment income               3,505       3,645       7,009       7,503
Realized investment gains
  (losses), net                      (169)         14        (108)         77
Other income                          223         257         391         470
                                ----------  ----------  ----------  ----------
Total revenues                     32,770      36,106      64,355      71,916
                                ----------  ----------  ----------  ----------

Losses and Expenses:

Losses and loss adjustment
  expenses                         21,508      23,031      40,665      48,753
Underwriting expenses               8,198       9,180      16,410      17,967
Interest expense                       54          54         108         108
Dividends to policyholders             44          86          91         113
                                ----------  ----------  ----------  ----------
Total losses and expenses          29,804      32,351      57,274      66,941
                                ----------  ----------  ----------  ----------

Income before federal income tax
expense and extraordinary item      2,966       3,755       7,081       4,975

Federal income tax expense            860       1,222       2,053       1,619
                                ----------  ----------  ----------  ----------
Income before extraordinary item    2,106       2,533       5,028       3,356

Extraordinary item -
 demutualization expenses              -          896          -        1,417
                                ----------  ----------  ----------  ----------
Net income                         $2,106      $1,637      $5,028      $1,939
                                ==========  ==========  ==========  ==========


Income before extraordinary
  item per share                    $0.70       $0.84       $1.68       $1.12
                                ==========  ==========  ==========  ==========
Net income per share                $0.70       $0.55       $1.68       $0.65
                                ==========  ==========  ==========  ==========
Net operating income per
  share <F1>                        $0.74       $0.84       $1.70       $1.10
                                ==========  ==========  ==========  ==========
Shares outstanding <F2>         3,000,000   3,000,000   3,000,000   3,000,000
                                ==========  ==========  ==========  ==========


<F1>  Operating income excludes the impact of realized capital gains and losses and extraordinary items.

<F2>  Gives effect in all periods to the allocation of 3,000,000
      shares to eligible policyholders	on July 26, 1996 pursuant
      to the Company's conversion from a mutual company to a stockholder owned company.



                                ***More***

                           FARM FAMILY HOLDINGS, INC.
                      Condensed Consolidated Balance Sheets
                               ($ in thousands)


                                                               (Unaudited)
                                                  12/31/95       06/30/96
                                                  --------       --------
ASSETS

Investments                                       $207,921      $201,896
Cash                                                 2,410         3,341
Insurance receivables                               35,564        36,747
Deferred acquisition costs                          10,527        11,061
Accrued investment income                            4,260         4,383
Other assets                                        17,606        23,852
                                                  --------      --------
Total Assets                                      $278,288      $281,280
                                                  ========      ========

LIABILITIES AND POLICYHOLDERS' EQUITY

Liabilities:

Reserves for losses and loss
 adjustment expenses                               137,978       138,322
Unearned premium reserve                            52,799        58,098
Debt                                                 2,707         2,686
Other Liabilities                                   10,640        11,178
                                                  --------      --------
Total liabilities                                  204,124       210,284
                                                  --------      --------

Policyholders' equity                               74,164        70,996
                                                  --------      --------
Total Liabilities and Policyholders' Equity       $278,288      $281,280
                                                  ========      ========

Book Value Per Share <F1>                           $24.72        $23.67
                                                  ========      ========
Book Value Per Share
 (excluding SFAS 115 adjustment) <F1>               $21.72        $22.37
                                                  ========      ========

<F1> Gives effect in all periods to the allocation of
     3,000,000 shares to eligible policyholders on July 26, 1996 pursuant to the Company's conversion from a mutual company to a stockholder owned company.


                                 ***End***